Exhibit (17)(h)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 1801 California Street, Suite 5200 Denver, Colorado on November 6, 2015

Please detach at perforation before mailing.

PROXY	TRANSAMERICA INCOME SHARES, INC.	PROXY

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 6, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSAMERICA INCOME SHARES, INC. (the “Fund”).

The undersigned hereby appoints Marijn P. Smit and Tané T. Tyler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of beneficial interest of the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Transamerica Asset Management, Inc. at 1801 California Street, Suite 5200, Denver, Colorado 80202 on November 6, 2015, at 10:00 a.m. (Mountain Time), and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature and Title, if applicable

Signature (if held jointly)

Date	TAI_26934_082715

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Transamerica Income Shares, Inc.

Special Meeting of Shareholders to Be Held on November 6, 2015.

The Proxy Statement for this meeting is available at:

https://www.proxy-direct.com/tra-26934

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

The shares represented by this proxy will be voted as instructed. The proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

	FOR	AGAINST	ABSTAIN
1.

Approval of an agreement and plan of reorganization providing for the transfer of all of the assets of Transamerica Income Shares, Inc. (“TIS”), a closed-end fund, to Transamerica Flexible Income, an open-end fund and a series of Transamerica Funds, a Delaware statutory trust (the “Destination Fund”), in exchange for Class I shares of beneficial interest of the Destination Fund and the assumption by the Destination Fund of TIS’s liabilities, followed by the distribution of those shares of beneficial interest of the Destination Fund in complete liquidation of TIS and the dissolution of TIS.

	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE

TAI_26934_082715